Exhibit 10.11

Amendment 1 to Asset Transfer and License Agreement

This first amendment ("Amendment 1") to the Asset Transfer and License Agreement by and between Revogenex Ireland Limited, an Irish limited company ("Revogenex"), and Fortress Biotech, Inc. (f/k/a Coronado Biosciences, Inc.), a Delaware corporation ("Fortress")

dated as of February 17, 2015 (the "Agreement"), is entered into as of June 23, 2016 , 2016. Fortress and Revogenex are both referred to herein as "Parties" or each individually, as a "Party."

WITNESSETH:

WHEREAS, pursuant to the Agreement, Revogenex transferred the IND, and licensed the Product Intellectual Property, to Fortress, and Fortress will use Commercially Reasonable Efforts to complete the Development of the Product and submit the NDA for the Product to the FDA for approval, and thereafter commercialize, market and sell the Product in the Territory; and

WHEREAS, the Parties now wish to amend certain aspects of the Agreement;

WHEREAS, the Parties hereto agree that this Amendment 1 is hereby made an integral part of the Agreement, incorporated therein by this reference;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definition of "Territory". The definition of "Territory" is hereby deleted in its entirety and made to read as follows:

"Territory" means worldwide; provided, however, it shall not mean Central America or South America with respect to 50mg and 100mg IV Tramadol Hcl Injections.

2.	Termination. Section 16.2(e) (Termination) is hereby deleted in its entirety and amended to include the following termination provision:

(e) By Revogenex if the NDA has not been filed within 54 months of the Effective Date and Coronado is in breach of Section 2.1 for failure to use Commercially Reasonable Efforts to carry out all of the Product Development.

Except as amended above, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment 1 to be duly executed by their respective authorized representatives.

Revogenex Ireland Limited		Fortress Biotech, Inc, Inc.

By:	/s/ Jeffrey H Ping	By:	/s/ Lucy Lu

By:	Jeffrey H Ping, PhD	By:	Lucy Lu

By:	Director	By:	EVP/CFO

By:	06/28/2016	By:	6/23/16